Exhibit 10.22

Execution Copy

NATIONAL GENERAL HOLDINGS CORP.

11,800,000 Shares of Common Stock

PURCHASE/PLACEMENT AGREEMENT

February 11, 2014

PURCHASE/PLACEMENT AGREEMENT

February 11, 2014

FBR CAPITAL MARKETS & CO.

1001 19th Street North

Arlington, Virginia 22209

Dear Sirs:

National General Holdings Corp., a Delaware corporation (the “Company”), proposes to issue and sell to you, FBR Capital Markets & Co. (“FBR”), as initial purchaser, a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) equal to 11,800,000 shares less the number of Regulation D Shares sold in the Private Placement (each as defined herein) (the “144A/Regulation S Shares”).

FBR will also act as the Company’s sole placement agent in connection with the Company’s offer and sale to certain “accredited investors” (as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) (each an “Accredited Investor”) under the Securities Act of 1933, as amended (the “Securities Act”) of (a) that number of shares of Common Stock equal to the difference between 11,800,000 shares and the number of 144A/Regulation S Shares (the “Regulation D Shares” and, together with the 144A/Regulation S Shares, the “Initial Shares”), and (b) the Placed Option Shares (as defined herein), as set forth in the Final Memorandum (as defined herein) under the headings “Plan of Distribution” and “Private Placement.” The offer and sale of the Regulation D Shares and Placed Option Shares (collectively, the “Private Placement Shares”) is referred to herein as the “Private Placement.”

In addition, the Company proposes to grant to you the option described in Section 1(c) hereof to purchase or place all or any part of 1,770,000 additional shares of Common Stock (the “Option Shares” and, together with the Initial Shares, the “Shares”) to cover additional allotments, if any.

The offer and sale of the Shares to you and to the Accredited Investors, respectively, will be made without registration of the Shares under the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”), in reliance upon the exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof. You have advised the Company that you will make offers and sales (“Exempt Resales”) of the 144A/Regulation S Shares and the Purchased Option Shares (as defined herein) purchased by you hereunder (such shares referred to collectively herein as “Resale Shares”) in accordance with Section 3 hereof on the terms set forth in the Final Memorandum (as defined herein), as soon as you deem advisable after this Agreement has been executed and delivered.

In connection with the offer and sale of the Shares, the Company has prepared a preliminary offering memorandum, subject to completion, dated February 4, 2014, and amendments or supplements thereto (the “Preliminary Memorandum”), and has or will prepare a final offering memorandum, dated the date hereof and as it may be amended or supplemented from time to time (the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with (i) the offering and resale of the Resale Shares by FBR and by all dealers to whom Resale Shares may be sold and (ii) the Private Placement. Any references to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all exhibits and annexes thereto.

It is understood and acknowledged that holders (including subsequent transferees) of the Shares will have the registration rights set forth in the registration rights agreement between the Company and FBR, which shall be in substantially the form attached hereto as Exhibit A and dated as of the Closing Date (as defined herein) (the “Registration Rights Agreement”), for so long as such securities constitute “Registrable Shares” (as defined in the Registration Rights Agreement).

Pursuant to, and subject to the terms of, the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement on Form S-1 under the Securities Act for the initial public offering of Common Stock that includes the resale by holders of the Registrable Shares and/or (ii) a shelf registration statement on Form S-1 or such other appropriate form pursuant to Rule 415 under the Securities Act relating to the resale by holders of the Registrable Shares, and to use its commercially reasonable efforts to cause any such registration statement to be declared effective.

The Company and FBR agree as follows:

1. Sale and Purchase.

(a) 144A/Regulation S Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to issue and sell to FBR and FBR agrees to purchase from the Company the 144A/Regulation S Shares at a purchase price of $13.16 per share (the “144A/Regulation S Purchase Price”).

(b) Regulation D Shares. The Company agrees to issue and sell the Regulation D Shares for which the Accredited Investors have subscribed pursuant to the terms and conditions set forth in the subscription agreements substantially in the forms attached to the Preliminary Memorandum as Annex III and Annex IV, as applicable (each a “Subscription Agreement”). The Private Placement Shares will be sold by the Company pursuant to this Agreement at a price of $13.16 per share (the “Regulation D Purchase Price”). As compensation for the services to be provided by FBR in connection with the Private Placement, the Company shall pay to FBR at each of the Closing Time, the Extended Closing Time (as defined herein), to the extent applicable, and any Secondary Closing Time (as defined herein), to the extent applicable, an amount equal to $0.84 per Private Placement Share sold at such time (the “Placement Fee”).

(c) Option Shares. Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company hereby grants an option to FBR to (i) purchase from the Company, as initial purchaser, up to an aggregate of 1,770,000 Option Shares at the 144A/Regulation S Purchase Price per share (the “Purchased Option Shares”); and (ii) place, as exclusive placement agent for the Company, up to that number of Option Shares remaining, after subtracting any Purchased Option Shares with respect to which FBR has exercised its option pursuant to clause (i), at the Regulation D Purchase Price per share (the “Placed Option Shares”). The option granted hereby will expire five (5) trading days after the date hereof and may be exercised in whole or in part from time to time in one or more installments, including at the Closing Time, only for the purpose of covering additional allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by FBR to the Company setting forth (i) the number of Option Shares as to which FBR is then exercising the option, (ii) the names and denominations to which the Option Shares are to be delivered in book-entry form through the facilities of The Depository Trust Company (“DTC”), (iii) the number of Option Shares that will be Purchased Option Shares and the number of Option Shares that will be Placed Option Shares, and (iv) the time and date of payment for and delivery of such Option Shares in book-entry form. Any such time and date of delivery shall be determined by FBR, but shall not be later than five (5) full business days after nor earlier than one (1) full business day after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed in writing by FBR and the Company.

2. Payment and Delivery.

(a) 144A/Regulation S Shares. The closing of FBR’s purchase of the 144A/Regulation S Shares shall be held at the office of Mayer Brown LLP (unless another place shall be agreed upon by FBR and the Company). At the closing, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate Rule 144A/Regulation S Purchase Price by wire transfer of immediately available funds to an account previously designated by the Company in writing against delivery by the Company of the 144A/Regulation S Shares to FBR for FBR’s account through the facilities of DTC in such denominations and registered in such names as FBR shall specify. Such payment and delivery shall be made at 10:00 a.m. (New York City time) on the fifth business day after the date hereof (unless another time, not later than ten (10) business days after such date, shall be agreed to by FBR and the Company) (the “Closing Date”). The time at which such payment and delivery are actually made is hereinafter called the “Closing Time.”

(b) Regulation D Shares. At the Closing Time, subject to the satisfaction of the closing conditions set forth herein, FBR shall cause The Bank of New York Mellon, the escrow agent (the “Escrow Agent”) to pay to the Company the aggregate Regulation D Purchase Price (net of any Placement Fee, if the Placement Fee is withheld as provided in the immediately following paragraph) against the Company’s delivery of the Regulation D Shares to the purchasers thereof, in book-entry form through the facilities of DTC. Notwithstanding anything to the contrary in this Agreement, at FBR’s option, it may delay the placement of up to three percent (3%) of Regulation D Shares (the “Extended Regulation D Shares”)

for an additional five (5) business days after the Closing Date (the “Extended Regulation D Closing Date”) at which time FBR shall cause Escrow Agent, to the extent it has available funds transferred to it by Accredited Investors, to pay the Company the aggregate applicable purchase price for the Extended Regulation D Shares placed by FBR (net of any Placement Fee, if the Placement Fee is withheld as provided herein) against the Company’s delivery of the Extended Regulation D Shares to the purchasers thereof, in book-entry form through the facilities of DTC. Extended Regulation D Shares may only be placed with Accredited Investors who have committed to purchase Regulation D Shares before the Closing Time. The time at which payment and delivery on an Extended Regulation D Closing Date is actually made is hereinafter sometimes called the “Extended Closing Time.” On the Extended Regulation D Closing Date, FBR shall purchase as Initial Shares any unpaid Extended Regulation D Shares at the 144A/Regulation S Purchase Price described in Section 1(a) above.

At each of the Closing Time or any Extended Closing Time, unless FBR has withheld such amount from the applicable purchase price paid by FBR to the Company with respect to the Regulation D Shares placed by FBR on such date, the Company shall pay to FBR, by wire transfer of immediately available funds to an account or accounts designated by FBR, any Placement Fee amount payable with respect to the Regulation D Shares for which the Company shall have received the Regulation D Purchase Price.

(c) Option Shares. The closing of FBR’s purchase or placement of the Option Shares shall occur from time to time (each a “Secondary Closing Date”) at the office of Mayer Brown LLP (unless another place shall be agreed upon by FBR and the Company). On the applicable Secondary Closing Time (as defined herein), subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Option Shares then purchased or placed by FBR (net of any Placement Fee with respect to any Placed Option Shares) by wire transfer of immediately available funds against the Company’s delivery of the Option Shares. Such payment and delivery shall be made at 10:00 a.m. (New York City time) on each Secondary Closing Date. The Option Shares shall be delivered in book-entry form through the facilities of DTC, in such names and in such denominations as FBR shall specify. The time at which payment by FBR for and delivery by the Company of any Option Shares are actually made is referred to herein as a “Secondary Closing Time.”

3. Offering of the Shares; Restrictions on Transfer.

(a) FBR represents and warrants to and agrees with the Company that it is an Accredited Investor. FBR represents and warrants to and agrees with the Company that it (and each person acting on its behalf) (i) has not solicited and will not solicit any offer to buy, and has not and will not make any offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D, and, with respect to Resale Shares sold in reliance on Regulation S under the Securities Act (“Regulation S”), by means of any directed selling efforts (within the meaning of Regulation S) in the United States; and (ii) has solicited and will solicit offers to buy the Resale Shares only from, and has offered and will offer, sell and deliver the Resale Shares only to, (A) persons who it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (“QIBs”) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and who provide to it a fully completed and executed purchaser’s letter substantially in the form of Annex I to the Preliminary Memorandum, and (B) persons (each a “Regulation S Purchaser”) to whom, and under which circumstances, it reasonably believes offers and sales of Resale Shares may be made without registration under the Securities Act in reliance on Regulation S thereunder, and who provide to it a fully completed and executed purchaser’s letter substantially in the form of Annex II to the Preliminary Memorandum (such persons specified in clauses (A) and (B) being referred to herein as the “Eligible Purchasers”). With respect to any Resale Shares that are being sold pursuant to Regulation S, FBR agrees (i) to abide by the provisions of Rule 902(g)(1) of Regulation S and (ii) that, in the case of any sale of Resale Shares to a distributor, a dealer (as defined in Section 2(a)(12) of the Securities Act) or a person receiving a selling concession, fee or other remuneration, prior to the expiration of the distribution compliance period set forth in Rule 903(b)(3) of Regulation S, it will use commercially reasonable efforts to send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to FBR. FBR agrees not to engage in hedging transactions with regard to the Resale Shares except in compliance with the Securities Act.

(b) The Company represents and warrants to and agrees with FBR that it (together with its respective affiliates (as defined in Section 501(b) of Regulation D) (“affiliates”)) has not solicited and will not solicit any offer to buy, and it (together with its respective affiliates) has not offered and will not offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and it has solicited and will solicit offers to buy the Private Placement Shares only from, and has offered and will offer, sell or deliver the Private Placement Shares only to, Accredited Investors. The Company also represents and warrants and agrees that it will sell the Private Placement Shares only to persons that have provided to the Company a fully completed and executed Subscription Agreement in the form of Annex III or Annex IV, together with the accredited investor verification forms referenced therein, as applicable, to the Preliminary Memorandum.

(c) The Company represents and warrants to and agrees with FBR that, assuming the accuracy of FBR’s representations and warranties and FBR’s compliance with its obligations set forth in this Section 3, (i) none of the Company or any of its respective affiliates or any person acting on behalf of it or its affiliates has engaged in, nor will it engage in, any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares; and (ii) the Company or any of its respective affiliates, and any person acting on behalf of it or its affiliates (in each case, other than FBR as to which no representation is made) have complied, and will comply, with the offering restrictions requirement of Regulation S.

(d) FBR represents and warrants that it (or any person acting on its behalf) has not offered or sold, nor will it offer or sell, any Resale Shares in a jurisdiction outside of the United States except in material compliance with all applicable laws, regulations and rules of those countries and in accordance with the selling restrictions described in the Preliminary Memorandum and the Final Memorandum.

(e) Each of FBR and the Company represents and warrants to the other that no action is being taken by it or is contemplated that would permit an offering or sale of the Shares or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by counsel for the Company or FBR).

(f) FBR and the Company agree that FBR may arrange (i) for the private offer and sale of a portion of the Resale Shares to a limited number of Eligible Purchasers (which may include affiliates of FBR), and (ii) for the private offer and sale of the Private Placement Shares by the Company to Accredited Investors (which may include affiliates of FBR), in each case under restrictions and other circumstances designed to preclude a distribution of the Shares that would require registration of the Shares under the Securities Act or the securities laws of any other jurisdiction.

(g) FBR and the Company agree that the Shares may be resold or otherwise transferred by the holders thereof only if the offer and sale of such Shares are registered under the Securities Act or if an exemption from registration is available under the Securities Act and the securities laws of each other applicable jurisdiction. FBR hereby represents, warrants and agrees that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfers of any Shares placed by FBR:

(i) Sales only to Eligible Purchasers. Initial offers and sales of the Resale Shares will be made only in Exempt Resales by FBR to investors that FBR reasonably believes to be Eligible Purchasers and who have delivered to the Company and FBR a fully completed and executed purchaser’s letter substantially in the form of Annex I or II, subject to any changes agreed to by counsel to FBR and counsel to the Company, as applicable, to the Preliminary Memorandum or the Final Memorandum.

(ii) No general solicitation. The Shares will be offered only by approaching prospective purchasers on an individual basis with whom FBR and or the Company has an existing relationship. No general solicitation or general advertising within the meaning of Regulation D will be used in connection with the offering of the Shares.

(iii) Restrictions on transfer. Each of the Preliminary Memorandum and the Final Memorandum shall state that the offer and sale of the Shares have not been and will not be registered (other than pursuant to the Registration Rights

Agreement) under the Securities Act, and that no resale or other transfer of any Shares or any interest therein prior to the date that is one year (or such shorter period as is prescribed by Rule 144 under the Securities Act as then in effect) after the later of the original issuance of such Shares and the last date on which the Company or any “affiliate” (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Shares may be made by a purchaser of such Shares except as follows:

(A) to the Company or any subsidiary thereof,

(B) pursuant to a registration statement that has been declared effective under the Securities Act,

(C) for so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who such purchaser reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A,

(D) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S, with the consent of the Company,

(E) to an Accredited Investor that is acquiring the Shares for his, her or its own account or an investment adviser who is acquiring the Shares for the account of an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or

(F) pursuant to any other available exemption from the registration requirements of the Securities Act,

in each case (i) in accordance with any applicable federal securities laws and the securities laws of any state of the United States or other jurisdiction and (ii) with respect to (C), (D), (E) and (F) above, only to those purchasers who deliver to the Company and FBR a fully completed and executed transferee’s letter substantially in the form of Annex V to the Preliminary Memorandum.

(h) FBR and the Company agree that each initial resale of Resale Shares by FBR (and each purchase of Resale Shares from the Company by FBR) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) of the Company herein contained.

(i) FBR represents and warrants that none of FBR, any general partner or managing member of FBR, any director, executive officer or other officer participating in the Private Placement of FBR or any general partner or managing member of FBR (each, a “Solicitor Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2). FBR has exercised reasonable care to determine whether any Solicitor Covered Person is subject to a Disqualification Event. FBR has furnished in writing to the Company a description of any Disqualification Events covered by Section 506(d)(2). FBR will notify the Company in writing, prior to the Closing Date, of any Disqualification Event relating to any Solicitor Covered Person not previously disclosed to the Company in accordance with this Section 3(i).

4. Representations and Warranties of the Company.

The Company hereby represents and warrants to FBR, as of the date of this Agreement, as of the Closing Time and as of each Secondary Closing Time, and agrees with FBR, as follows:

(a) the Preliminary Memorandum did not, as of its date or as of the date of any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package (as defined herein) as of 8:00 a.m. (New York City time) on February 12, 2014 (the “Applicable Time”) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Memorandum did not and will not, as of its date, at the Closing Time or at each Secondary Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in the Preliminary Memorandum or Final Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by FBR expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof); The “Disclosure Package” shall include, taken together, (i) the Preliminary Memorandum, as amended or supplemented, (ii) the Company’s “roadshow” presentation and materials and (iii) the information, if any, contained in Schedule A hereto;

(b) the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Disclosure Package and the Final Memorandum and to execute and deliver this Agreement and the Registration Rights Agreement, and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and thereby; each of the subsidiaries of the Company (as listed in Exhibit B hereto) (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own, lease or operate its properties and to conduct its business as described in the Disclosure Package and the Final Memorandum; the Subsidiaries are the only subsidiaries, direct or indirect, of the Company; except as described in the Disclosure Package and the Final Memorandum, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company; all of the issued and outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(c) the Company had, as of the date indicated in the Preliminary Memorandum and the Final Memorandum, and will have, as of the Closing Time, the Extended Closing Time and each Secondary Closing Time, the duly authorized capitalization set forth in both the Disclosure Package and the Final Memorandum under the caption “Capitalization” after giving effect to the adjustments set forth thereunder (but at any Secondary Closing Time not taking into account the issuance of any Option Shares by the Company at each Secondary Closing Time); all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws, as amended, of the Company, under any agreement to which the Company is a party or otherwise; except as disclosed in both the Disclosure Package and the Final Memorandum, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(d) the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, except for any such pledge, lien, encumbrance, security interest or other claim resulting solely from the actions of FBR, the Eligible Purchasers or Accredited Investors purchasing Shares in the Private Placement, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the articles of incorporation or bylaws of the Company, under any agreement to which the Company is a party or otherwise, other than as provided for in the Disclosure Package and the Final

Memorandum; the form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents; the Shares satisfy the requirements set forth in Rule 144A under the Securities Act;

(e) each of the Company and its Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”);

(f) each of the Company and its Subsidiaries has legal, valid and defensible title to all assets and properties owned by it (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Disclosure Package and the Final Memorandum or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company or such Subsidiary, with such exceptions as are disclosed in the Disclosure Package and the Final Memorandum or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease;

(g) except as disclosed in the Disclosure Package and the Final Memorandum with respect to the right to use the name “GMAC Insurance,” each of the Company and its Subsidiaries owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intellectual property rights and know-how (collectively “Intangibles”), as are necessary to entitle it to conduct its business described in the Disclosure Package and the Final Memorandum, and neither the Company nor any Subsidiary has received written notice of any infringement of or conflict with (and, upon due inquiry, neither the Company nor any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(h) each of the Company and its Subsidiaries owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and its Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i) neither the Company nor any Subsidiary has violated, or received written notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(j) neither the Company, any Subsidiary nor any officer, director, agent or employee purporting to act on behalf of the Company or any Subsidiary, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated any provision of the FCPA, or (v) made any other unlawful payment;

(k) except as disclosed in the Disclosure Package and the Final Memorandum, there are no outstanding loans or advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any Subsidiary or any of the members of the families of any of them;

(l) except with respect to FBR, neither the Company nor any Subsidiary has incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the transactions contemplated hereby;

(m) neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its (i) certificate of incorporation, bylaws, or other organizational documents (collectively, “Charter Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or such Subsidiary is a party or by which any of them or their respective properties may be bound or affected, other than a breach or default under the Credit Agreement dated as of February 20, 2013, as amended on April 11, 2013 and August 6, 2013, among the Company, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as a result of the consummation of the transactions contemplated by that certain Personal Lines

Stock and Asset Purchase Agreement, dated as of January 3, 2014, between the Company and ACP Re, Ltd. or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect; Schedule C to the opinion of Locke Lord LLP sets forth the list of all contracts, agreements or other documents to which the Company or any Subsidiary is a party that are material to the Company and its Subsidiaries, taken as a whole.

(n) the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the issuance, sale and delivery of the Shares by the Company, the use of the proceeds from the sale of the Shares as described in the Disclosure Package and the Final Memorandum and the consummation by the Company of the transactions contemplated hereby and thereby, and the compliance by the Company and the Subsidiaries with the terms and provisions hereunder and thereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Subsidiary, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

(o) each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by FBR, will constitute a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof as may be limited by federal or state securities laws and public policy considerations in respect thereof;

(p) the Shares, this Agreement and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in both the Disclosure Package and the Final Memorandum;

(q) assuming the accuracy of FBR’s representations and warranties set forth in Section 3 of this Agreement and that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement, or the consummation by the Company of the transactions contemplated hereby and thereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or placed by FBR, (iii) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the registration statement(s) required thereby with the Commission, and (iv) the filing of a Form D with the Commission and with the applicable state regulatory authorities;

(r) the Company and each of its Subsidiaries have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and have all necessary licenses, permits, certificates, authorizations, consents and approvals, and have not received any written notice of any proceedings relating to the revocation or modification thereof, required in order to conduct their respective businesses as described in both the Disclosure Package and the Final Memorandum, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals or to make any such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any such Subsidiary, the effect of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(s) both the Disclosure Package and the Final Memorandum contain accurate summaries of all material contracts, agreements, instruments and other documents of the Company that would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to FBR or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

(t) other than as set forth in both the Disclosure Package and the Final Memorandum, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary, or any of their respective properties, directors or officers at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; other than FBR, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company or any Subsidiary in connection therewith; neither the Company nor any Subsidiary has received written notice of any order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated;

(u) the Company has made all required filings under applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not have individually or in the aggregate a Material Adverse Effect; each of the Company’s Subsidiaries that is required to be organized and licensed as an insurance or reinsurance company (the “Insurance Subsidiaries”) in its jurisdiction of incorporation is duly organized and licensed as an insurance or reinsurance company in its respective jurisdiction of incorporation, and each such Subsidiary has a duly issued license or authorization to operate as an insurer or reinsurer (the “Insurance Licenses”) in each other jurisdiction in which such licensing or authorization is required; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to lead to the revocation, termination or suspension of any such Insurance Licenses; and except as disclosed in the Disclosure Package and the Final Memorandum, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends of any Insurance Subsidiary to its respective parent;

(v) each of the Company and each of its Subsidiaries is in compliance with the requirements of all laws, ordinances, governmental rules or regulations or court decrees to which it may be subject, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not individually or in the aggregate have a Material Adverse Effect;

(w) except as disclosed in the Disclosure Package and Final Memorandum, neither the Company nor any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained in reinsurance treaties, contracts, agreements and arrangements to which the Company or any of its Insurance Subsidiaries is a party, except for such violations or defaults which would not individually or in the aggregate have a Material Adverse Effect; neither the Company nor any of its Insurance Subsidiaries has received any written notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform its obligations thereunder and none of them has any reason to believe that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations thereunder, except to the extent that such nonperformance would not individually or in the aggregate have a Material Adverse Effect;

(x) the statutory annual and quarterly statements of the Insurance Subsidiaries, and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, as filed by the Insurance Subsidiaries in each jurisdiction where such filing is required, have been prepared in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the insurance laws of the jurisdiction of domicile of each

Insurance Subsidiary, applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the statutory financial position of the Insurance Subsidiaries for the periods covered thereby;

(y) no securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Shares and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system; and each of the Preliminary Memorandum and the Final Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Shares, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act;

(z) subsequent to the date of the Preliminary Memorandum, and except as may be otherwise stated in both the Disclosure Package and the Final Memorandum, there has not been (i) any event, circumstance or change that has, or would reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company or any Subsidiary, contemplated or entered into by the Company or any Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary, other than in the ordinary course of business, which is material to the Company or any Subsidiary, (iv) any dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock, or any purchase by the Company or any Subsidiary of any of its outstanding capital stock, or (v) any change of the capital stock or indebtedness of the Company or any Subsidiary;

(aa) neither the Company nor any Subsidiary is, or upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in both the Preliminary Memorandum and the Final Memorandum under the caption “Use of Proceeds”, will be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”));

(bb) except as disclosed in the Disclosure Package and the Final Memorandum, there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act other than pursuant to the Registration Rights Agreement;

(cc) the Company has not relied upon FBR or legal counsel for FBR for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(dd) each of the independent directors named in the Disclosure Package and the Final Memorandum has not within the last five years, been employed by or affiliated, directly or indirectly, with the Company or any of its Subsidiaries, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Company, any of its Subsidiaries or any of their respective affiliates;

(ee) in connection with the offering of the Shares, neither the Company, any of the Subsidiaries, nor any of their respective affiliates has, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offered Common Stock or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distributed any other offering material in connection with the offer and sale of the Shares, other than as described in both the Disclosure Package and the Final Memorandum, or (iii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act;

(ff) neither the Company, any Subsidiary nor any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA;

(gg) none of the Company, any Subsidiary or any of their respective directors, officers, representatives (it being understood that FBR is not being deemed to be such a representative for this purpose) or affiliates has taken, directly or indirectly, any action intended, or that might reasonably be expected to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(hh) each of the Company and its Subsidiaries carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by both the Disclosure Package and the Final Memorandum and as is customary for companies engaged in businesses similar to the business of the Company, all of which insurance is in full force and effect;

(ii) the consolidated financial statements of the Company, including the notes and schedules thereto, included in both the Disclosure Package and the Final Memorandum fairly present in all material respects the final position of the Company, as of the respective dates thereof, and the results of operations and statements of cash flows for the periods then ended in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis and comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations thereunder, and there are no other historical or proforma financial statements of the Company or of businesses that have been acquired by the Company or the acquisition of which is probable or otherwise that, as of the respective dates of the Preliminary Memorandum and the Final Memorandum, would be required to be included in a prospectus included in a registration statement on Form S-1 under the Securities Act; except as disclosed in the Disclosure Package and the Final Memorandum, the schedules included or incorporated in the Final Memorandum present fairly the information required to be stated therein; and except as disclosed in the Disclosure Package and the Final Memorandum, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since the most recent audited financial statements included in the Disclosure Package and the Final Memorandum;

(jj) BDO USA, LLP, who have certified certain financial statements and supporting schedules included in the Preliminary Memorandum and the Final Memorandum, whose reports with respect to such financial statements and supporting schedules included in the Preliminary Memorandum and the Final Memorandum are included in the Preliminary Memorandum and the Final Memorandum and who have delivered the comfort letters referred to in Section 6(c) hereof, are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

(kk) the Company maintains systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Disclosure Package and the Final Memorandum, (i) there are no material weaknesses or significant deficiencies in the Company’s internal controls over financial reporting and (ii) there has been no material change in the Company’s internal controls over financial reporting since the respective dates of the information given in the Disclosure Package and the Final Memorandum;

(ll) none of the Company, any Subsidiary, or to the Company’s or any Subsidiary’s knowledge, any employee or agent of the Company or any Subsidiary acting on behalf of the Company or any Subsidiary, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened;

(mm) none of the Company, any Subsidiary or, to the knowledge of the Company or any Subsidiary, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(nn) any certificate signed by any officer of the Company or any Subsidiary delivered to FBR or to counsel for FBR pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or such Subsidiary to FBR as to the matters covered thereby;

(oo) except where such failure to file or pay an assessment or lien would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company and its Subsidiaries have accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, fines or penalties, including without limitation, all sales and use taxes and all taxes which the Company and its Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s or any Subsidiary’s knowledge, threatened; (iii) since the date of the most recent audited financial statements, neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business; and (iv) to the knowledge of the Company, there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary;

(pp) except as described in both the Disclosure Package and the Final Memorandum or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries

have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, and (iv) to the knowledge of the Company or any Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws;

(qq) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company or each Subsidiary has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA;

(rr) no labor disturbance by or dispute with employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is contemplated or threatened and neither the Company nor any Subsidiary is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any Subsidiary’s principal suppliers, contractors or customers, except as would not have a Material Adverse Effect;

(ss) nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Disclosure Package and the Final Memorandum is not based on or derived from sources that are generally accepted as reliable in the insurance industry;

(tt) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Disclosure Package or the Final Memorandum has been made or reaffirmed without a reasonable basis;

(uu) no relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company or any Subsidiary, on the other hand, which would be required by the Securities Act and the Securities Act Regulations to be described in a prospectus included in a registration statement on Form S-1 under the

Securities Act, which is not so described in the Disclosure Package and the Final Memorandum; and

(vv) none of the Company, any of its predecessors, any affiliated issuer, any director, general partner, managing member, executive officers, other officer of the Company participating in the Private Placement, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished FBR a copy of any disclosures provided thereunder. The Company will notify FBR in writing, prior to the Closing Date of any Disqualification Event relating to any Company Covered Person not previously disclosed to FBR in accordance with this Section 4(vv).

5. Certain Covenants of the Company.

The Company hereby agrees with FBR:

(a) to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as FBR may designate or as required for the Private Placement and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares and for the Exempt Resales of the Resale Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);

(b) to prepare the Final Memorandum in a form approved by FBR and to furnish promptly (and with respect to the initial delivery of such Final Memorandum, not later than 10:00 a.m. (New York City time) on the first day following the execution and delivery of this Agreement) to FBR or to purchasers upon the direction of FBR as many copies of the Final Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;

(c) to advise FBR promptly, confirming such advice in writing, of: (i) the happening of any event known to the Company within the time during which the Final Memorandum shall (in the view of FBR) be required to be distributed by FBR in connection with an Exempt Resale (and FBR hereby agrees to notify the Company in writing when the foregoing time period has ended) which, in the judgment of the Company, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;

(d) to furnish to FBR for a period of two years from the Closing Time, (i) copies of all annual, quarterly and current reports supplied to holders of the Shares, (ii) copies of all reports filed by the Company with the Commission, and (iii) such other information as FBR may reasonably request regarding the Company and its Subsidiaries (other than any information that is material non-public information unless and to the extent such information is subject to confidentiality arrangements reasonably acceptable to the Company), provided, however, that the Company shall not be required to provide FBR with any such information that has been filed with or furnished to the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

(e) not to amend or supplement the Final Memorandum prior to the Closing Time or any Secondary Closing Time unless FBR shall previously have been advised thereof and shall have consented thereto or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

(f) during any period in the one year (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144 under the Securities Act or any successor rule) after the Closing Time in which the Company is not subject to Section 13 or 15(d) of the Exchange Act to furnish, upon request, to any holder of such Shares the information (“Rule 144A Information”) specified in Rule l44A(d)(4) under the Securities Act and any additional information (“PORTAL Information”) required by The Nasdaq Stock Market, Inc. PortalSM Market (“PORTAL”), and any such Rule l44A Information and Portal Information will not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(g) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in both the Preliminary Memorandum and the Final Memorandum;

(h) that neither the Company nor any of its affiliates will, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offer Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distribute any other offering material in connection with the offer and sale of the Shares, other than as described in both the Disclosure Package and the Final Memorandum, or (iii) sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), in each case, where any such action described in clauses (i)-(iii) will be integrated with the offering and sale of the Shares in a manner that would require the registration under the Securities Act of the sale to FBR or the Eligible Purchasers of the Resale Shares or to the Accredited Investors of the Private Placement Shares;

(i) that neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

(j) that, except as permitted by the Securities Act, neither the Company nor any of its affiliates will distribute any offering materials in connection with Exempt Resales;

(k) to pay all expenses, fees and taxes in connection with (i) the preparation of both the Disclosure Package and the Final Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Resale Shares to FBR, (iii) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment) (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees), (v) the designation of the Shares and Resale Shares as PORTAL-eligible securities by PORTAL, (vi) all fees and disbursements of counsel and accountants for the Company (vii) the fees and expenses of any transfer agent or registrar for the Common Stock, (viii) costs of background investigations, (ix) the costs and expenses of FBR and the Company incurred in connection with the marketing and offering of the Shares, including all “out of pocket” expenses, roadshow costs and expenses (regardless of the form in which the roadshow is conducted), and expenses of FBR and Company personnel, including but not limited to commercial or charter air travel, local hotel accommodations and transportation, and (x) performance of the Company’s other obligations hereunder and under the Registration Rights Agreement.

(l) to use reasonable efforts in cooperation with FBR to obtain permission for the Shares (other than Shares offered and sold in accordance with Regulation S) to be eligible for clearance and settlement through DTC, and for the Shares sold in accordance with Regulation S to be eligible for clearance and settlement through the Euroclear System and Clearstream Banking, société anonyme, Luxembourg;

(m) in connection with Resale Shares offered and sold in an offshore transaction (as defined in Regulation S), not to register any transfer of such Resale Shares not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Resale Shares in the form of definitive securities;

(n) to furnish to FBR, during the period referred to in clause (i) of Section 5(c) but not later than six (6) months after the date hereof, not fewer than two (2) business days before filing with the Commission, a copy of the most current draft at such time of any document proposed to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(o) (i) not to take any action that would prevent FBR from purchasing the Company’s equity securities in the secondary market to cover short positions entered into pursuant to FBR’s market facilitation activities, (ii) to recognize the purchaser in any such short sale transaction by FBR as a stockholder of the Company and (iii) to approve any such short position and use its commercially reasonable efforts to facilitate the covering of such short position by FBR;

(p) to refrain during the period commencing on the date of this Agreement and ending on the date that is 180 days after the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement, without the prior written consent of FBR (which consent may be withheld or delayed in FBR’s sole discretion), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the registration of the Shares in accordance with the terms of the Registration Rights Agreement, (iii) the registration of the Common Stock in accordance with the terms of that certain registration rights agreement dated as of June 6, 2013 between the Company and FBR (the “Prior Registration Rights Agreement”), (iv) the registration and sale of Common Stock in an initial public offering of the Company as contemplated by the Registration Rights Agreement, (v) any Shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in both the Disclosure Package and the Final Memorandum, or (vi) such issuances of options or grants of restricted stock under the Company’s 2013 Equity Incentive Plan, as such plan is described in the Disclosure Package and the Final Memorandum;

(q) if the Resale Shares are not delivered by the Company to FBR for any reason other than the termination of this Agreement pursuant to clause (i) of the first paragraph of Section 7, where the event giving rise to an event of termination under such clause (i) is the failure to satisfy the condition set forth in clauses (d), (m) or (n) of Section 6 hereof, or clauses (ii) through (v) of the first paragraph of Section 7 hereof or the default by FBR in its obligations hereunder, to reimburse FBR for all of its out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of its legal counsel;

(r) that the Company will conduct its affairs in such a manner so as to ensure that the Company will not be an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act; and

(s) that, as soon as reasonably practicable following completion of the transactions contemplated hereunder, to use commercially reasonable efforts to cause the Company’s board of directors to approve any changes to the corporate governance policies and procedures that may be required by law or applicable regulations of the NASDAQ Global Market prior to filing any registration statement with the Commission.

6. Conditions of FBR’s Obligations. The obligations of FBR hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Closing Time, the Extended Closing Time, if applicable, and each Secondary Closing Time, (ii) the accuracy of the statements of the Company’s officers made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company of all of its respective covenants and other obligations hereunder and (iv) the following other conditions:

(a) The Company shall furnish to FBR at the Closing Time the opinions and negative assurance letter of Locke Lord LLP, counsel for the Company, addressed to FBR and dated the Closing Time, in form and substance satisfactory to FBR. Such opinion and negative assurance letter shall indicate that they are being rendered to FBR at the request of the Company.

(b) The Company shall furnish to FBR at the Closing Time an opinion of the General Counsel of the Company addressed to FBR and dated the Closing Time, in form and substance satisfactory to FBR.

(c) FBR shall have received from BDO USA, LLP, “comfort” letters dated, respectively, as of the date hereof and the Closing Time, addressed to FBR and in form and substance satisfactory to FBR, in substantially the form attached as Exhibit C hereto.

(d) FBR shall have received at the Closing Time a favorable opinion and negative assurance letter of Mayer Brown LLP, counsel for FBR, dated the Closing Time, in form and substance satisfactory to FBR.

(e) Prior to the Closing Time, the Extended Closing Time, if applicable, or any Secondary Closing Time, if any, (i) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (ii) both the Disclosure Package and the Final Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f) Between the time of execution of this Agreement and the Closing Time, the Extended Closing Time, if applicable, or any Secondary Closing Time, if any, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known, (ii) no transaction which is material to the Company or any Subsidiary, taken as a whole, shall have been entered into by the Company or any Subsidiary that has not been fully and accurately disclosed in both the Disclosure Package and the Final Memorandum, or any amendment or supplement thereto; and (iii) no order or decree preventing the use of either the Preliminary Memorandum, the Disclosure Package or the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued and remain in effect.

(g) The Company shall have delivered to FBR a certificate, executed by the secretary of the Company and dated as of the Closing Time, as to (i) the resolutions adopted by the Company’s board of directors in form and substance reasonably acceptable to FBR, (ii) the Company’s certificate of incorporation, as amended and (iii) the Company’s bylaws, as amended, each as in effect at the Closing Time.

(h) The Company shall have delivered to FBR a certificate, executed by its chief executive officer and chief financial officer to the effect that the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Time as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the conditions set forth in subsections (e) and (f) of this Section 6 shall have been satisfied and be true and correct as of the Closing Time, and the Company shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.

(i) On or before the Closing Time, FBR shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

(j) At the time of execution and delivery of this Agreement, FBR shall have received from each of the executive officers (as such individuals have been identified in the Disclosure Package and the Final Memorandum), directors and each shareholder who is a beneficial owner of more than 5% of the Company’s outstanding Common Stock a written agreement (a “Lock-up Agreement”) in substantially the form attached hereto as Exhibit D.

(k) At each Secondary Closing Time and Extended Closing Time, if applicable, FBR shall have received:

(i) certificates, dated as of each Secondary Closing Time or the Extended Closing Time, if applicable, of the Company, substantially to the same effect as the certificates delivered at the Closing Time pursuant to subsections (g) and (h) of this Section 6, subject to any exceptions that, in the reasonable judgment of FBR, are not material.

(ii) the opinion of Locke Lord LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time or Extended Closing Time, if applicable, relating to the Extended Regulation D Shares or the Option Shares, as applicable, and otherwise substantially to the same effect as the opinions required by subsection (a) of this Section 6.

(iii) the opinion of the General Counsel of the Company in form and substance satisfactory to FBR, dated as of such Secondary Closing Time relating to the Extended Regulation D Shares or the Option Shares, as applicable, and otherwise substantially to the same effect as the opinion required by subsection (b) of this Section 6;

(iv) “comfort” letters from BDO USA, LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time or Extended Closing Time, if applicable, substantially the same in scope and substance as the letter furnished to FBR pursuant to subsection (c) of this Section 6, except that the “specified date” in the letter furnished pursuant to this subsection (k)(iv) shall be a date not more than three business days prior to such Secondary Closing Time or Extended Closing Time, if applicable.

In the event that any “comfort” letter referred to in subsection (c) of this Section 6 or this subsection (k)(iv) sets forth any such changes, decreases or increases that, in the reasonable discretion of FBR, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless FBR deems such explanation unnecessary. References to the Preliminary Memorandum, the Disclosure Package and/or Final Memorandum with respect to any “comfort” letter referred to in this Section 6 shall include any amendment or supplement thereto at the date of such letter.

(v) the opinion of Mayer Brown LLP, dated as of each Secondary Closing Time and Extended Closing Time, if applicable, relating to the Extended Regulation D Shares or the Option Shares, as applicable, and otherwise to the same effect as the opinion required by subsection (c) of this Section 6.

(l) The Company shall have furnished to FBR such other documents and certificates as to the accuracy and completeness of any statement in both the Disclosure Package and the Final Memorandum or any amendment or supplement thereto, and any additional matters as FBR may reasonably request, as of the Closing Time,any Secondary Closing Time or the Extended Closing Time, if applicable, or as FBR may reasonably request.

(m) Each Subscription Agreement shall remain in full force and effect and no event shall have occurred giving any party the right to terminate any Subscription Agreement pursuant to the terms thereof.

(n) The number of Regulation D Shares to be sold at the Initial Closing to investors who have properly executed Annexes III or IV of the Preliminary Memorandum and who have funded the full amount of their purchase into escrow, plus the number of 144A/Regulation S Shares to be sold at the Initial Closing to investors who have properly executed Annexes I or II of the Preliminary Memorandum and who have not communicated to FBR or the Company any intention to withdraw or otherwise refuse to settle their purchase, shall equal no less than 95% of the aggregate number of Initial Shares.

(o) The Company shall have furnished to FBR a waiver to Section 6.2 of that certain Registration Right Agreement, dated as of October 16, 2009, by and among the Company, AmTrust Financial Services, Inc. and The Michael Karfunkel 2005 Grantor Retained Annuity Trust, in form and substance reasonably acceptable to counsel to FBR.

(p) The Company shall have furnished to FBR copies of the consents obtained by the Company pursuant to Section 10 of the Prior Registration Rights Agreement of holders beneficially owning not less than a majority of the Registered Shares (as defined in the Prior Registration Rights Agreement) as of the date hereof, in form and substance reasonably acceptable to counsel to FBR.

7. Termination. The obligations of FBR hereunder shall be subject to termination in the absolute discretion of FBR at any time prior to the Closing Time or the Extended Closing Time, if applicable, and, if any Option Shares are to be purchased at a Secondary Closing Time which occurs after the Closing Time, the obligations of FBR to purchase such Option Shares shall be subject to termination in the absolute discretion of FBR at any time prior to such Secondary Closing Time, if (i) any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) trading in securities in general on any exchange or national quotation system shall have been suspended or minimum prices shall have been established on such exchange or quotation system, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) a banking moratorium shall have been declared either by the United States or New York State authorities, or (v) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the financial markets of the United States as, in the judgment of FBR, to make it impracticable to market the Shares. In the event that FBR elects to terminate this Agreement prior to the Closing Time or the Extended Closing Time, if applicable, or its obligation to purchase any Option Shares at a Secondary Closing Time which occurs after the Closing Time, then the obligations of any persons who have agreed to purchase Private Placement Shares at the Closing Time or the Extended Closing Time, if applicable, or at such Secondary Closing Time, respectively, shall automatically terminate.

If FBR elects to terminate this Agreement or its obligation to purchase any Option Shares, as the case may be, as provided in this Section 7, the Company shall be notified promptly by letter or fax.

If the sale to FBR of the Resale Shares, as contemplated by this Agreement, is not carried out by FBR for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, (i) the Company shall not be under any obligation or liability to FBR under this Agreement (except to the extent provided in Sections 5(k), 5(q) and 8 hereof), and (ii) FBR shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

8. Indemnity.

(a) The Company agrees to indemnify, defend and hold harmless FBR and its affiliates, and their respective directors, officers, representatives and agents, and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon (i) any breach of a representation or warranty made by the Company herein, (ii) any breach by the Company of any covenant set forth herein, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Company expressly for use in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum (that information being limited to that described in the last sentence of Section 8(b) hereof).

(b) FBR agrees to indemnify, defend and hold harmless the Company and its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by FBR to the Company expressly for use in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum (or in any amendment or supplement thereof by the Company), such information being limited to the following (to the extent that such statements relate to FBR):

(i) the penultimate paragraph of the cover page of the Preliminary Memorandum and the Final Memorandum;

(ii) the fourth sentence of the seventh paragraph under “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum; and

(iii) the eight, ninth and tenth paragraphs under “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum.

(c) If any action is brought against any person or entity (each an “Indemnified Party”), in respect of which indemnity may be sought pursuant to Section 8(a) or (b) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each an “Indemnifying Party”) in writing of the institution of such action and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, (ii) the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or (iii) such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual or potential conflict of interest or there may be defenses available to the Indemnified Party(ies) which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Party in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes a complete and unconditional release of the Indemnified Party from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 8 in respect of any losses,

expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and FBR, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of FBR, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and FBR, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of initial purchaser discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by FBR. The relative fault of the Company, on the one hand, and of FBR, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by FBR and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, FBR shall not be required to contribute any amount in excess of the amount equal to its discount and placement fee related to the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of FBR or its affiliates, or their respective directors, officers, representatives and agents, or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company or their respective directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. Each party to this Agreement agrees promptly to notify the other party of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of their respective officers and directors, in connection with the sale and delivery of the Shares, or in connection with the both the Disclosure Package or the Final Memorandum.

9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and:

(a) if to FBR, shall be sufficient in all respects if delivered or sent to FBR Capital Markets & Co., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Compliance Department, (facsimile: 703-312-9698); with a copy to Mayer Brown LLP, 1675 Broadway, New York, New York 10019-5820, Attention: John Berkery (facsimile: 212-849-5552); and

(b) if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 59 Maiden Lane, 38th Floor, New York, New York 10038, Attention: General Counsel (facsimile: (212) 380-9498); with a copy to Locke Lord LLP, 111 South Wacker Drive, Chicago, Illinois 60606, Attention: J. Brett Pritchard, (facsimile: (312) 896-6773).

10. Duties. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. FBR undertakes to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of FBR with respect to the Shares shall be determined solely by the express provisions of this Agreement, and FBR shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and FBR, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction FBR is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) FBR has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether FBR has advised or is currently advising the Company on other matters); and (iv) FBR and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that FBR has no obligation to disclose any of such interests. The Company acknowledges that FBR disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from its performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against FBR with respect to any breach or alleged breach of agency or fiduciary duty.

11. GOVERNING LAW; HEADINGS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF

NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of FBR and the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, in its capacity as such, from FBR) shall acquire or have any right under or by virtue of this Agreement.

13. Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless same shall be in writing and signed by the parties hereto.

14. Waiver of Rights by FBR. Pursuant to Section 5(p) of that certain Purchase/Placement Agreement, dated May 30, 2013, by and between FBR and the Company, FBR does hereby consent to (i) the offer and sale by the Company of the Shares in accordance with the terms of this Agreement on a date that is prior to the date that is 180 days after the effective date of the registration statement the Company is required to file pursuant to the Prior Registration Rights Agreement, and (ii) the filing of a registration statement under the Securities Act with respect to the Shares.

15. Counterparts. This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding among the Company and FBR, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and FBR.

Very truly yours,

NATIONAL GENERAL HOLDINGS CORP.

By:	/s/ Jeffrey Weissmann
Name:	Jeffrey Weissmann
Title:	General Counsel and Secretary

[SIGNATURE PAGE TO PURCHASE/PLACEMENT AGREEMENT]

Accepted and agreed to as

of the date first above written:

FBR CAPITAL MARKETS & CO.

By:	/s/ Paul Dell’Isola
Name:	Paul Dell’Isola
Title:	Senior Managing Director

[SIGNATURE PAGE TO PURCHASE/PLACEMENT AGREEMENT]

SCHEDULE A

A-1

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

A-2

EXHIBIT B

LIST OF SUBSIDIARIES

National General Insurance Company Online, Inc.

National General Management Corporation

Integon Casualty Insurance Company

Integon General Insurance Company

Integon Indemnity Corporation

Integon National Insurance Company

Integon Preferred Insurance Company

New South Insurance Company

MIC General Insurance Corporation

National General Insurance Company

National General Assurance Company

National Health Insurance Company

B-1

EXHIBIT C

FORM OF “COMFORT” LETTER

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

February [—], 2014

FBR Capital Markets & Co.

1001 Nineteenth Street North, 18th Floor

Arlington, Virginia 22209

Ladies and Gentlemen:

The undersigned understands and agrees as follows:

1. FBR Capital Markets & Co. (“FBR”) proposes to enter into a Purchase/Placement Agreement (the “Agreement”) with National General Holdings Corp. , a Delaware corporation (the “Company”), providing for (a) the initial purchase by FBR of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and the resale of such shares by FBR to certain eligible purchasers, (b) the direct sale by the Company of shares of its Common Stock to certain accredited investors, and (c) an option for FBR to purchase or place additional shares of Common Stock either for resale by FBR to certain eligible purchasers or for direct sale by the Company to certain accredited investors (all of such shares of Common Stock are collectively referred to as the “Shares” and the transactions referred to in (a), (b) and (c) above are collectively referred to as the “Offering”), in each case, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

2. In connection with the Offering and pursuant to the terms of a Registration Rights Agreement to be entered into in connection with the closing of the Offering, the Company has agreed to file with the Securities and Exchange Commission one or more registration statements providing for the resale of the Shares under the Securities Act (the “Registration Statement”).

3. recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of FBR (which consent may be withheld or delayed in FBR’s sole discretion), he, she or it will refrain during the period commencing on the date hereof and ending on the date that is 30 days after the effective date of the Registration Statement (such period, the “Restricted Period”), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company, or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned waives any right the undersigned may have pursuant to any instrument, agreement with the Company or otherwise (x) to have the undersigned’s shares of Common Stock or other securities registered under or pursuant to the Registration Statement and (y) to cause the Company to file one or more registration statements with the Securities and Exchange Commission registering the resale of the undersigned’s shares of Common Stock or other securities under the Securities Act; provided that the waiver pursuant to this clause (y) shall terminate on the 181st day following the effectiveness of the Registration Statement.

Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s charter, the undersigned may transfer any securities of the Company (including, without limitation, Common Stock) as follows: (i) the exercise of any options held by the undersigned into shares of Common Stock, including any sale, transfer or disposition of any shares of Common Stock of the Company that may be deemed to occur as consideration of the payment of the exercise price of such options in connection with a “cashless exercise” or “net share settlement”; provided that the shares of Common Stock issued upon the exercise of such options shall be subject to the transfer restrictions set forth herein, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (iv) as a distribution to stockholders, partners or members of the undersigned, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth herein; (v) any transfer required under any benefit plans of the Company; (vi) as required by participants in the Company’s stock incentive plans in order to reimburse or pay federal income tax and withholding obligations in connection with vesting of restricted stock grants or the exercise of stock options under clause (i) above; (vii) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in herein; or (viii) with respect to sales of securities acquired after the Closing Time in the open market; provided that in the case of any such transfer contemplated by clauses (i)-(vii) a copy of the required agreement of the transferee or transferees is furnished immediately to FBR. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

For the avoidance of doubt, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase shares of Common Stock on the open market or (ii) exercise any options or other convertible securities granted under any benefit plan of the Company (but not the sale or transfer of the shares of Common Stock issued upon exercise of such options or conversion of such securities).

If:

(1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

then, in each case, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or event. The undersigned may not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or FBR that the restrictions imposed by this agreement have expired.

4. The undersigned acknowledges that FBR is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Agreement and to continue its efforts in connection with the Offering.

5. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

6. This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

Very truly yours,

Name:
Title:

(Address)

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